    As filed with the Securities and Exchange Commission on August 18, 2000

                                                      Registration No. 333-58961

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               KERAVISION, INC.
            (Exact Name of Registrant as specified in its charter)

           Delaware                                   77-0328942
   (State of incorporation)             (I.R.S. Employer Identification No.)

                              48630 Milmont Drive
                           Fremont, California 94538
                                (510) 353-3000
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               Thomas M. Loarie
                Chairman, President and Chief Executive Officer
                               KeraVision, Inc.
                              48630 Milmont Drive
                           Fremont, California 94538
                                (510) 353-3000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                                Michael W. Hall
                               Latham & Watkins
                            135 Commonwealth Drive
                         Menlo Park, California 94025
                                (650) 463-2655

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  The Registrant hereby withdraws from registration under the Securities Act of 1933, as amended, 2,299,908 shares of common stock, par value $0.001 per share ("Common Stock"), registered under this Registration Statement. Such shares constitute all of the unsold shares of Common Stock registered hereunder for the account of certain stockholders of the Registrant.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 18th day of August 2000.


                                         KERAVISION, INC.


                                         By:/s/ THOMAS M. LOARIE
                                            ----------------------------------
                                            Thomas M. Loarie
                                            President, Chief Executive
                                            Officer and Chairman of the
                                            Board of Directors
                                            (Principal Executive Officer)


        Signature                        Title                        Date
---------------------------   ------------------------------     ---------------

     /s/ THOMAS M. LOARIE     President, Chief Executive         August 18, 2000
     ----------------------   Officer and Chairman of the
        Thomas M. Loarie      Board of Directors (Principal
                              Executive Officer)

     /s/       *              Vice President, Finance and        August 18, 2000
     ----------------------   Administration, Chief Financial
     Mark Fischer-Colbrie     Officer and Assistant Secretary
                              (Principal Financial and
                              Accounting Officer)

     /s/       *              Director                           August 18, 2000
     ----------------------
     Charles Crocker

     /s/       *              Director                           August 18, 2000
     ----------------------
     Kshitij Mohan

     /s/       *              Director                           August 18, 2000
     ----------------------
     Arthur M. Pappas

     /s/       *              Director                           August 18, 2000
     ----------------------
     Steven N. Weiss

*By:/s/ THOMAS M. LOARIE                                         August 18, 2000
    -----------------------
      Thomas M. Loarie,
      Attorney-In-Fact


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